Exhibit 99.1
Form of
Revocable Proxy
Prairie Financial Corporation
Special Meeting of Stockholders
     The undersigned hereby appoints [                    ] and [                    ], or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the special meeting of the stockholders of Prairie Financial Corporation (“Prairie”), to be held at Prairie Financial Corporation located at 7661 S. Harlem Avenue, Bridgeview, Illinois 60455, on the 30th day of March, 2007, at 9:00 a.m., local time, or any adjournments and postponements thereof, as follows:
1.	To approve the Agreement and Plan of Merger, dated as of October 5, 2006 (the “Merger Agreement”), among Integra Bank Corporation (“Integra”), Prairie and PFC Merger Corp., a wholly owned subsidiary of Integra, pursuant to which PFC Merger Corp. and Prairie will merge.

☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR”
adoption of the Merger Agreement and approval of the transactions it contemplates.
2.	To terminate the Stockholder Agreement, dated as of December 31, 1998, among Prairie Financial Corporation and the Prairie stockholders party thereto.

☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR” the termination of Stockholder Agreement.
3.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS IT CONTEMPLATES AND FOR THE TERMINATION OF THE STOCKHOLDER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
(continued and to be signed on the reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Prairie at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Prairie at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
     The undersigned acknowledges receipt from Prairie, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement/Prospectus.

Date:

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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